SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |_|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                              Elamex S.A. de C.V.:
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

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      2.    Aggregate number of securities to which transaction applies:

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      4.    Proposed maximum aggregate value transaction:

            --------------------------------------------------------------------

      5.    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

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      2.    Form, Schedule or Registration Statement No.:

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      3.    Filing Party:

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      4.    Date Filed:

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

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Elamex, S.A. de C.V.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Elamex S.A. de C.V. ("the Company" or "Elamex"), a Mexican Corporation, will be held on April 28, 2000 at 9:00 A.M., local time, at Ave. Insurgentes 4145-B Ote., Cd. Juarez, Chih. Mexico, for the following purposes:

      1.    To present a business report on Elamex for the 1999 fiscal year.

      2.    To elect the Board of Directors and Statutory Auditor.

      3. To approve the appointment of Deloitte & Touche LLP as independent accountants of the Company for the fiscal year ending December 31, 2000.

      4. To present Audited Financial Statements as of December 31, 1999, a report by the Statutory Auditor and a proposal regarding the application of Net Income.

      5. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on March 10, 2000 are entitled to notice of the meeting and any adjournment thereof.

      All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return, as promptly as possible by facsimile, the enclosed proxy card. Any shareholder attending the meeting may vote in person even if he or she has already returned a proxy. To attend the meeting, a shareholder must show an admission ticket, which shall be issued at his or her request 48 (forty-eight) hours before the meeting. To obtain a ticket, call Carlos D. Martens at (915) 774-8394 in El Paso, Texas, and ask that a ticket be reserved. The vote of every shareholder is important. The Board of Directors and management look forward to greeting those shareholders who are able to attend.

                                            Sincerely,


                                            Carlos D. Martens
                                            Secretary

Ave. Insurgentes 4145-B Ote.
Cd. Juarez, Chih. Mexico
March 10, 2000.

                                Elamex, SA de CV

                                 Proxy Statement

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed Proxy is solicited on behalf of Elamex, S.A. de C.V., for use at the Annual Meeting of Shareholders to be held on April 28, 2000 at 9:00 A.M., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at Ave. Insurgentes 4145-B Ote., Cd. Juarez, Chih., Mexico. The Company's telephone number is (915) 774-8394. The mailing address of the principal executive office is 220 North Kansas, Suite 566; El Paso, Texas 79901.

      These proxy solicitation materials were mailed on or about April 7, 2000 to all shareholders of record at the close of business on March 10, 2000 (the "Record Date"). A copy of the Company's Audited Financial Statements for the year ended December 31, 1999 ("Fiscal 1999"), will be available for the Shareholders fifteen days prior to the Annual Meeting of Shareholders.

Record Date; Outstanding Shares

      Shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. At the Record Date, 6,866,100 shares of the Company's Common Stock were issued and outstanding.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Carlos D. Martens, Secretary) a written notice of revocation or duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Voting and Solicitation

      The Company's Common Stock is the only voting security entitled to be voted at the meeting. Ownership of more than 5% of such stock by persons or by management is set forth below under the heading "Security Ownership of Certain Beneficial Owners and Management."

      On all matters each share has one vote.

      Each proxy will be voted with respect to all shares represented by it in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies.


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

      Any proxy on which no directions are specified will be voted for the election of directors and in favor of the actions described by the proxy.

      The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Certain of the Company's directors, officers and regular employees, without additional compensation, may solicit proxies personally or by telephone, telegram, facsimile, or mail.

Deadline for Receipt of Shareholder Proposals for Annual Meeting for Fiscal Year 2000

      Proposals of shareholders of the Company which are to be presented by such shareholders at the Company's Annual Meeting for the year ended December 31, 2000 ("Fiscal 2000") must be received by the Company no later than December 8, 2000 in order that they may be included in the Proxy Statement and form of proxy relating to that meeting.


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

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

Nominees

      A Board of thirteen (13) directors is to be elected at this meeting, which shall be the entire Board. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the Company's nominees named below. Any proxy executed in such a manner, as not to withhold authority to vote for the election of any nominee shall be deemed to grant such authority. Persons receiving a majority of the votes cast at the Annual Meeting will be elected as directors.

      In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them in such a way that will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxyholders. The Company is not aware of any nominee who will be unable or will decline to serve as a director.

      The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified. The Board of Directors for the coming year will effectively be comprised of twelve members rather than thirteen. Mr. Whetten is out of the country and does not expect to attend meetings until his return. Mr. Whetten has consented to continue as a director while away and has agreed to return to full status upon his return.

      The election of directors is not related to or conditional on the approval of other matters.

      The names of the nominees, and certain information about them, are set forth below:

                                                                        Director
   Name of Nominee     Age                 Position                      Since
   ---------------     ---                 --------                      -----
--------------------------------------------------------------------------------
Eloy S. Vallina         62   Chairman of the Board of Directors          1990
Jesus Alvarez-Morodo    53   Vice Chairman of the Board of Directors     1990
Federico Barrio         63   Director                                    1990
Antonio L. Elias        51   Director                                    1995
Eduardo L. Gallegos     58   Director                                    1990
Daniel L. Johnson       53   Director                                    2000
Jerry W. Neely          63   Director                                    1995
Hector M. Raynal        46   Director                                    1995
Leon H. Reinhart        57   Director                                    1997
Alfred J.V. Stanley     36   Director                                    2000
Jesus E. Vallina        51   Director                                    1991
Eloy Vallina Garza      28   Director                                    1997
Robert J. Whetten       57   Director                                    1994


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

The shareholders will also vote on nominees for the following offices:

   Name of Nominee      Age      Position                            Since
  ---------------       ---      --------                            -----
Daniel L. Johnson       53       Secretary                           2000
Jose O. Garcia Mata     56       Statutory Auditor                   2000

Eloy S. Vallina

      Mr. Vallina has been Chairman of the Board of Accel and its predecessor, Grupo Chihuahua, S.A. de C.V., since its inception in 1979. He is also chairman of Kleentex Corp., and an Advisory Director of First National Bank of San Diego. Mr. Vallina was Chairman of Banco Comercial Mexicano, later Multibanco Comermex, one of Mexico's largest commercial banks at that time, from 1971 until its expropriation in 1982. He graduated with a B.A. in Business Administration from the Instituto Tecnologico y de Estudios Superiores de Monterrey.

Jesus Alvarez-Morodo

      Mr. Alvarez-Morodo has been Vice Chairman of the Board of Elamex since 1995 and President and CEO of Accel since 1992. He has been a director of Elamex since 1990. Mr. Alvarez-Morodo has held various positions with Accel, its predecessor Grupo Chihuahua and its subsidiaries since 1982, including Vice President from 1989 to 1992. He graduated from the Universidad Iberoamericana with a B.S. in Electromechanical Engineering and from the Sloan School of Management, Massachusetts Institute of Technology with an M.S. degree in Management.

Federico Barrio

      Mr. Barrio served on the Board of Elamex and its predecessor companies, for most of that time as Vice Chairman of the Board or a functionally equivalent position, for 25 years and was a founding stockholder of the Elamex business. He is a partner in Constructora Lintel, a major developer of industrial and commercial buildings in Ciudad Juarez, and he has been Constructora Lintel's President since 1983. He has also been an Advisory Director of Norwest Bank El Paso since 1991. He has a B.S. in Industrial Engineering from the Chihuahua Technological Institute and an M.B.A. degree from the University of Chihuahua. Mr. Barrio was former Dean of Juarez Technological Institute and has 29 years of experience in industrial development and general contracting.

Antonio L. Elias

      Mr. Elias is Senior Vice President, Advanced Projects Group, at Orbital Sciences Corporation ("OSC") since 1989. Mr. Elias joined OSC in 1986 as Chief Engineer, becoming Vice President of Engineering in 1988 and Corporate Vice President in 1989. From 1980 to 1986 he was Assistant Professor, Aeronautics and Astronautics, at Massachusetts Institute of Technology. Mr. Elias obtained a B.S., M.S., E.A.A., and Ph.D. in Aeronautics and Astronautics from Massachusetts Institute of Technology.

Eduardo L. Gallegos

      Mr. Gallegos has been with Accel and its predecessor, Grupo Chihuahua, for 30 years. He has been President of Esvamex, S.A. de C.V. since 1985. Mr. Gallegos graduated as a Certified Public Accountant from the Instituto Tecnologico y de Estudios Superiores de Monterrey, and has studied at the American Management Association, Stanford Executive Program, Advanced Management College and Instituto de Administracion Cientifica de las Empresas.

Daniel L. Johnson

      Mr. Johnson joined Elamex as Vice President and Chief Financial Officer in December of 1999. He has more than 29 years experience with multinationals in the U.S. and in Latin America, including General Mills, Inc., Citibank and Continental Grain Company. He received his B.S. from Brigham Young University.

Jerry W. Neely

      Mr. Neely is Director and Chairman of the Executive Committee of Smith International, Inc. Mr. Neely retired as President/Chairman CEO in 1988. He held several positions at Smith International, Inc. from 1966 to 1988. He serves on the Boards of Norris Cancer Hospital and All Coast Forest Products, is a Trustee of The University of Southern California, Past Chairman of Petroleum Equipment Supplies Association and Past Chairman of The Young Presidents Organization. Mr. Neely received a B.S. in Industrial Management/Business Administration from University of Southern California.

Hector M. Raynal

      Mr. Raynal has been President and Chief Executive Officer of Elamex since January 1995. In 1994 he was the General Director of Pondercel, S.A. de C.V., a pulp and paper manufacturer. From 1990 to 1994, Mr. Raynal directed the paper unit at Pondercel, and served as a director, Vice President, and Secretary of Pondercel's U.S. marketing subsidiary. Mr. Raynal has held various positions with Accel and Grupo Chihuahua since 1983. He received a B.S. and M.S. in Electrical Engineering and an M.B.A. from Stanford University.

Leon Reinhart

      Mr. Reinhart is President and CEO of First National Bank of San Diego. He has more than 30 years of banking experience including various senior capacities with Citibank, in the United States, Latin America, and the Middle East.

Alfred J.V. Stanley

      Mr. Stanley began his career with Amoco Canada as a Plant Engineer in Northern Alberta. He then joined Woodbrige Foam as a Processes Engineer and then as a Manufacturing Manager. After business school, he worked as a strategy and operations consultant for Symmetrix, a technology consulting firm. He joined GE's Corporate Initiatives Group in 1997 as a Manager of Strategic Initiatives focusing on information technology. In 1998, he moved to GE Lighting as General Manager of Distribution. In 1999, he became General Manager on Six Sigma Worldwide for Lighting. He assumed his current role as Chairman of the Board and CEO of GE International Mexico at the beginning of 2000.

Jesus E. Vallina

      Mr. Vallina has been Director of Public Relations of Accel and its predecessor, Grupo Chihuahua, for the past 23 years. He is President of Constructora Inmobiliaria Las Americas, S.A. de C.V., and Director of Kleentex Corp. He is also an Advisory Director of Norwest Bank El Paso. Mr. Vallina is a graduate of the University of Texas at El Paso, where he received a degree in Business Administration.

Eloy Vallina Garza

      Mr. Vallina is currently in charge of the Business Operations International Banking of First National Bank in San Diego. He is also a director of Accel, Almacenadora, S.A., and

Copamex. Mr. Vallina is a graduate of the University of Monterrey, where he received a B.A. in Business Administration.

Robert J. Whetten

      Mr. Whetten has been a Director of Elamex since 1994. He served as President and Chief Executive Officer of Norwest Bank El Paso from 1991 until February 1996. Mr. Whetten has 20 years of banking experience in the United States and Latin America. He received a B.A. in Finance and a Master of Public Administration from Brigham Young University. Mr. Whetten is out of the country and does not expect to attend meetings until his return. Mr. Whetten has consented to continue as a director while away and has agreed to return to full status upon his return.

Jose O. Garcia Mata

      Mr. Garcia Mata has been a partner with Deloitte & Touche - Mexico since 1981, where he currently serves as National Director of Accounting and Auditing. Mr. Garcia Mata is a U.S. Certified Public Accountant and holds a baccalaureate degree in Business Administration from Woodbury University in Los Angeles.

Board Meeting and Committees

      The Board of Directors of the Company held a total of four (4) meetings during Fiscal 1999, the majority of the directors attended all of the meetings of the Board of Directors and meetings of committees upon which such director served.

      The Board of Directors has established an Executive Committee, an Audit Committee and a Compensation Committee. Messrs. Eloy S. Vallina (Chairman), Jesus Alvarez-Morodo, Eduardo L. Gallegos, Hector M. Raynal, and Jesus E. Vallina serve on the Executive Committee. Messrs. Eduardo L. Gallegos (Chairman), Federico Barrio, Antonio L. Elias, and Jerry W. Neely serve on the Audit Committee. Messrs. Jesus Alvarez-Morodo (Chairman), Antonio L. Elias, Federico Barrio and Jerry W. Neely serve on the Compensation Committee. The Board of Directors delegates to the Executive Committee authority over ordinary management decisions. The Audit Committee examines and considers matters relating to the financial affairs of the Company, including reviewing the Company's annual financial statements, the scope of the independent annual audit and internal audits and the independent accountants' letter to management concerning the Company's internal financial and accounting controls. The Compensation Committee considers and makes recommendations to the Board of Directors with respect to programs for human resource development and management organization and succession, evaluates and recommends levels of senior executive compensation, supervises the hiring of senior executives, considers and makes recommendations to the Board of Directors with respect to compensation matters and policies and employee benefit and incentive plans and exercises authority granted to it to administer such plans.

Director Compensation

      Directors who are not employees of the Company ("Non-employee Directors") will receive annual retainers of $4,680.00. In addition, each Non-employee Director will be paid $1,757.60 for each Board meeting attended. Non-employee Directors will receive annual compensation of $4,680.00 for service on the Committees of the Board on which they sit, in addition to $1,757.60 for each Committee meeting attended. Additionally, the Chairman of the Board will receive annual compensation of $166,400.00 and the Vice-Chairman will receive annual compensation of $78,000.00. Employee directors are not compensated for their service on the Board of Directors or on committees of the Board. Alfred J.V. Stanley, in accordance with GE's policies, will not receive compensation either.

Required Vote

      The majority of votes cast at the Annual Meeting are required for a nominee to be elected director.

MANAGEMENT RECOMMENDS A VOTE "FOR " THE NOMINEES LISTED ABOVE.

                                  PROPOSAL TWO

               APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      The Board of Directors has selected Deloitte & Touche LLP ("Deloitte"), as independent public accountants, to audit the financial statements of the Company for Fiscal 2000. Deloitte has audited the Company's financial statements since Fiscal 1999. KPMG LLP ("KPMG") audited the Company's financial statements since fiscal 1990 through the end of Fiscal 1998. Representatives of Deloitte are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Required Vote

      The affirmative vote of a majority of the votes cast is required under Mexican law to approve the appointment of the independent public accountants. For this purpose, the "Votes Cast" are defined under Mexican law to be the shares of the Company's Common Stock represented and voting at the Annual Meeting. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding on the Record Date. Votes that are cast against the proposal will be counted for purposes of determining (i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE APPOINTMENT OF DELOITTE AS INDEPENDENT ACCOUNTANTS. THE EFFECT OF AN ABSTENTION IS THE SAME AS THAT OF A VOTE AGAINST THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS INDEPENDENT ACCOUNTANTS.

                                 PROPOSAL THREE

                         APPLICATION OF 1999 NET INCOME

      The Board of Directors has proposed to apply net income of 1999 as follows: 5% to be accrued as legal reserve, and the remaining as Retained Earnings. The Mexican Law of Commercial Companies ("Ley General de Sociedades Mercantiles") requires that at least 5% of the Company's net income each year (after profit sharing and other deductions required by law) be allocated to a legal reserve fund, which is not thereafter available for distribution except as a stock dividend until the amount of such fund equals 20% of the Company's common stock. The Company may also maintain additional reserves. Mexican corporations usually pay dividends out of earnings (including retained earnings) after an allocation to the legal and other reserves and prior approval at a general stockholders' meeting.

Required Vote

      The affirmative vote of a majority of Votes Cast is required to approve the proposed application of 1999 Net Income.

MANAGEMENT RECOMMENDS A VOTE "FOR" THE APPLICATION OF NET INCOME LISTED ABOVE.

                              CERTAIN TRANSACTIONS

      The Company has entered into indemnification agreements with its executive officers, directors, and certain significant employees containing provisions, which are in some respects broader than the specific indemnification provisions contained in the Mexican General Corporation Law. These agreements provide, among other things, for indemnification of the executive officers, directors, and certain significant employees in proceedings brought by third parties and in shareholder derivative suits. Each agreement also provides for advancement of expenses to the indemnified party. The agreements have been approved by the majority vote of the disinterested shareholders of the Company.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

            The following table except as otherwise indicated sets forth as of March 10, 2000 information relating to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock.

                                                             Approximate
   Name and Address of                 Amount                Percentage
     Beneficial Owner                  Owned                   Owned
     ----------------                  -----                   -----

Accel, S. A. de C. V.                4,051,300                 54.8%
Avenida Zarco No. 2401
31020 Chihuahua, Chih.
Mexico

Eloy S. Vallina (1)                  4,051,300                 54.8%
Avenida Zarco No. 2401
31020 Chihuahua, Chih.
Mexico

(1) Mr. Vallina directly owns 130,862,957 shares, or 44.8%, of the outstanding voting common stock of Accel. In addition, Mr. Vallina controls companies that hold 46,414,851 shares, or 15.8%, of the outstanding voting common stock of Accel. Accel, in turn, owns approximately 54.8% of the outstanding common stock of Elamex.

                         EXECUTIVE OFFICERS COMPENSATION

Executive Compensation

      During the year ended December 31, 1999, Elamex paid, either directly or through a related company, Elamex Administration, Inc. (EAI), an aggregate of $1.3 million to all of its directors and officers as a group for services in all capacities and an additional $200,000 in respect of a discretionary compensation plan. During such year, the Company, through EAI, set aside or accrued an aggregate of $47,188 to provide pension, retirement or similar benefits for its directors and officers pursuant to existing plans, consisting solely of a 401(k) plan for its U.S. based officers and Directors.

                               COMPENSATION REPORT

Compensation Philosophy

      The Company's executive compensation policies are designed to attract and retain qualified personnel by providing competitive compensation and to reinforce strategic performance objectives through the use of incentive compensation programs. In order to provide incentives to executive officers, an important percentage of their annual compensation is paid as a bonus. The amount of the bonus for each person is determined on the basis of several indicators of corporate performance as outlined below.

Compensation Plans

      The following are the key components of the Company's executive officers compensation:

      Base Compensation. The Committee establishes base salaries for executive officers based on its review of base salaries of executive officers in companies of comparable size and in similar industries.

      Bonuses. The Company's Executive Bonus Plan (the Bonus Plan) covers the Company's executive officers and other key employees. The Bonus Plan provides for incentive compensation to those covered and is determined cumulatively on a yearly basis based principally on certain performance measures. The Committee believes that these factors are indicative of overall corporate performance and shareholder value. Individual performance is measured based on goals related to each person's function within the organization.

      Long Term Incentive Compensation. The Company's Executive Phantom Stock Plan (the "Plan") provides for long term incentive compensation for employees of the Company, including executive officers. An important portion of the total compensation package for the Company's executive officers is in the form of Executive Phantom Stock awards. These awards give employees a "phantom" equity interest in the Company, thereby aligning the interests of executive officers and shareholders and providing incentive to maximize shareholder value.

Executive Phantom Stock Plan

      On October 17, 1995, Elamex adopted the Plan in order to offer long-term incentives to eligible persons to continue their employment with the Company, furthering the growth and earnings of the Company. Key employees of the Company, EAI (from which the Company obtains the services of certain employees residing in the United States), and any of the Company's affiliates or subsidiaries, in each case as selected by the Compensation Committee of the Board of Directors (each, a "Participant") are eligible to participate in the Plan. There are currently seven (7) Participants in the Plan. In addition, other employees may in the future be named as Participants. Participants receive benefits expressed in shares of Common Stock, but which are not actual shares of Common Stock ("Phantom Stock Shares"). As of March 10, 2000, 27,282 Phantom Stock Shares had been granted to five (5) Participants. The Company keeps a record of the amount of Phantom Stock Shares held by each Participant. Each Participant's account is also credited with dollar amounts equal to dividends paid on issued and outstanding Common Stock, and such amounts accrue interest at the short-term money-market rate published by The Chase Manhattan Bank, N.A. The accrual of dividends and interest ceases to a Participant upon termination of the Participant's employment with the Company.

      Generally, a Participant may exercise the right to receive payment for an award of Phantom Stock Shares two years after the Determination Date (as defined in the Plan) with respect to such Phantom Stock Shares. Phantom Stock Shares expire ten years after the Determination Date with respect to such Phantom Stock Shares. Phantom Stock Shares and accrued dividends and interest are forfeited upon termination of employment for cause or upon the commencement of employment with a competitor. The Company is not required to distribute amounts in excess of $150,000 in the aggregate in any calendar quarter, and a Participant may not exercise the right to receive payment for Phantom Stock Shares more than once in any calendar quarter. Notwithstanding the foregoing, the Compensation Committee may retroactively allocate additional Phantom Stock Shares to Participants. Furthermore, the Board of Directors may at any time, or from time to time, amend, modify or supplement the Plan in whole or in part or terminate it.

                                  OTHER MATTERS

      The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Company may recommend.

                                                   THE BOARD OF DIRECTORS


Dated: March 10, 2000


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

Corporate Docs\Proxy Stmnt99 00-03-30

                             Detach Proxy Card Here
--------------------------------------------------------------------------------
1. Election of Directors: FOR all nominees     WITHHOLD AUTHORITY to vote
                          listed below    |X|  for all nominees listed below |X|

                          *EXCEPTIONS     |X|
                      The Management recommends a vote FOR

Nominees:   Eloy S. Vallina, Jesus Alvarez-Morodo, Federico Barrio, Antonio L.
            Elias, Eduardo L. Gallegos, Daniel L. Johnson, Jerry W. Neely,
            Hector M. Raynal, Leon H. Reinhart, Alfred J.V. Stanley, Eloy
            Vallina Garza, Jesus E. Vallina, and Robert J. Whetten.


*Exceptions_____________________________________________________________________
INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided.

2. To ratify and approve the selection by the Board of Directors of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending December 31, 2000.

    FOR  X            AGAINST  X            ABSTAIN  X
    {front continued}

3. To ratify and approve the proposal by the Board of Directors of applying 5% of 1999 Net Income to the Legal Reserve and the remaining as Retained Earnings.

    FOR  X            AGAINST  X            ABSTAIN  X

4. In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

                                                       Change of Address or
                                                       Comments Mark Here    |X|

                                            The signature on this Proxy should
                                            correspond exactly with stockholders
                                            name as printed to the left. In the
                                            case of joint tenancies,
                                            Co-executors, or Co-trustees, both
                                            should sign. Persons signing as
                                            Attorney, Executor, Administrator,
                                            Trustee or Guardian should give
                                            their full title.


                                            Dated:             , 2000


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                                    Signature


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                                    Signature

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                                       15

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{Back Bottom Portion}

                              ELAMEX, S.A. DE C.V.

                                                   PROXY VOTING INSTRUCTION CARD

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         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
          ELAMEX, S.A. DE C.V. FOR THE ANNUAL MEETING ON APRIL 28, 2000

      The undersigned appoints Eduardo Romero Ramos and Raul Jaquez Madrid and each of them, with full power of substitution in each, the proxies of the undersigned, to severally represent the undersigned and vote all shares of Elamex, S.A. de C.V. common stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on April 28, 2000 at 9:00 A.M. local time, at Av. Insurgentes 4145-B Ote., Cd. Juarez, Chih. Mexico, and at any adjournment or postponement thereof, as indicated on the reverse side.

        This proxy, when properly executed, will be voted in the matter directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR the election of directors and FOR the proposals described in items 2,3, and 4.


                                       Elamex, S.A. de C.V.
                                       Ave. Insurgentes 4145-B Ote.
                                       Cd. Juarez, Chih., Mexico

                     (Continued, and to be signed and dated on the reverse side)